SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 18, 2001


                        INTEGRA BANK CORPORATION
          (Exact name of registrant as specified in its charter)


      Indiana                    0-13585           35-1632155
     (State or other         (Commission        (IRS Employer
     jurisdiction of         File Number)     Identification No.)
     incorporation)


                               P. O. Box 868
                      EVANSVILLE, INDIANA  47705-0868
           (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (812) 464-9677


                              NOT APPLICABLE
       (Former name or former address, if changed since last report)

          ITEM 5. OTHER EVENTS

     On July 18, 2001, the Board of Directors of Integra Bank Corporation (the "Company"), adopted a Shareholder Rights Plan (the "Rights Plan"). The purpose of the Rights Plan is to deter certain coercive takeover tactics and enable the Board of Directors to represent effectively the interests of shareholders in the event of a takeover attempt, and to protect against market accumulators who may be interested in putting the Company "into play." The Rights Plan does not deter negotiated mergers or business combinations that the Board of Directors determines to be in the best interests of the Company and its shareholders.

     To implement the Rights Plan the Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding common share (the "Common Shares") of the Company. The dividend will be paid on July 30, 2001 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, no par value (the "Preferred Shares"), at a price of $75.00 per one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Integra Bank NA, as Rights Agent.

RIGHTS ATTACH TO COMMON SHARES INITIALLY

     Initially and until a Distribution Date (as defined below) occurs, the Rights are attached to all Common Shares and no separate Rights certificates will be issued. During this initial period,

        -- the Rights are not exercisable;
        -- the Rights are transferred with the Common Shares and are not transferable separately from the Common Shares;
        -- new Common Shares certificates or book entry shares issued will contain a notation incorporating the Rights Agreement by reference; and
        -- the transfer of any Common Shares will also constitute the transfer of the Rights associated with those Common Shares.

DISTRIBUTION OF RIGHTS

     Separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares on the "Distribution Date." The
Distribution Date is the earlier to occur of the following two events (or such later date as may be determined by the Board of Directors, upon approval by a majority of Continuing Directors as defined below):

        -- the tenth day after a public announcement that a person or group of affiliated or associated persons has acquired 15% or more of the outstanding Common Shares (thereby becoming an "Acquiring Person" under the Rights Plan); or

        -- such date as may be determined by the Board of Directors of the Company, upon approval of a majority of the Continuing Directors, after the commencement or announcement of a tender or exchange offer by a person or group for 15% or more of the outstanding Common Shares.

     Acquisitions by the following persons will not result in the person becoming an Acquiring Person: the Company, any subsidiary or employee benefit plan of the Company, or any other person approved in advance by the Board of Directors and the Continuing Directors.

     After the Distribution Date, the Rights will be tradable separately from the Common Shares. After the Distribution Date and after the Company's right to redeem (as described below) has expired, the Rights will be exercisable in two different ways depending on the circumstances as set forth below.

RIGHT TO PURCHASE COMPANY STOCK

     If a person or group acquires 15% or more of the outstanding Common Shares (thereby becoming an Acquiring Person) and the Company's redemption right has expired, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, Common Shares (or, in certain circumstances, one one-hundredths of a Preferred Share or other similar securities of the Company) having a value equal to two times the purchase price of the Right. In other words, the Rights holders other than the Acquiring Person may purchase Common Shares or their equivalent at a 50% discount.

     For example, at the purchase price of $75.00 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $150.00 worth of Common Shares (or their equivalent) for $75.00. Assuming a value of $20.00 per Common Share at such time, the holder of each valid Right would be entitled to purchase 7.5 Common Shares (or their equivalent) for $75.00.

RIGHT TO PURCHASE ACQUIRING PERSON STOCK

     Alternatively, if, in a transaction not approved by the Board of Directors and the Continuing Directors, the Company is acquired in a merger or other business combination or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, and the Company's redemption right has expired, proper provision will be made so that each holder of a Right will thereafter have the right to purchase, upon exercise, that number of shares of common stock of the acquiring company as have a market value of two times the exercise price of the Right. In other words, a Rights holder may purchase the acquiring company's common stock at a 50% discount.

EXCHANGE OF COMPANY STOCK FOR RIGHTS

     At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one Common Share (or a share or interest in a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

REDEMPTION

     The Rights are redeemable by the Company in whole but not in part at a price of $0.01 per Right at any time up to and including the tenth day after the time that a person or a group has become an Acquiring Person, subject to extension of this redemption period by the Board of Directors. Immediately upon redemption the right to exercise will terminate and the only right of holders will be to receive the redemption price.

EXPIRATION OF RIGHTS

     The Rights will expire on July 18, 2011 unless the expiration date is extended by amendment as described below or unless the Rights are earlier redeemed or exchanged by the Company as described above.

AMENDMENTS

     As long as the Rights are redeemable, the terms of the Rights may be amended by the Board of Directors (upon the approval of a majority of the Continuing Directors) in its discretion without the consent of the Rights holders. After that time, no amendment may adversely affect the interests of the Rights holders (other than the Acquiring Person).

MISCELLANEOUS

     "Continuing Director" means a member of the Board of Directors, who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and who either (i) was a member of the Board of Directors on the date of the Rights Agreement or (ii) thereafter became a member of the Board of Directors, and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share that may be purchased upon exercise of each Right should approximate the value of one Common Share.

     Until a Right is exercised, a Rights holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit hereto. A copy of the Rights Agreement is available to Rights holders free of charge upon request to the Corporate Secretary of the Company.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO. DESCRIPTION

1         Rights Agreement, dated as of July 18, 2001,  between
          Integra Bank Corporation and Integra Bank NA, as Rights Agent. The Rights Agreement includes the form of Articles of Amendment setting forth terms of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

2 Press Release, dated July 18, 2001, announcing adoption of Shareholder Rights Plan.